UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 19, 2023 (April 13, 2023)

Cuentas, Inc.

(Exact name of registrant as specified in its charter)

Florida	001-39973	20-3537265
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification Number)

235 Lincoln Rd., Suite 210

Miami Beach, FL

(Address of principal executive offices)

33139

(Zip Code)

(800) 611-3622

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered under Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Common Stock, par value $0.001 per share	CUEN	The Nasdaq Stock Market LLC

Warrants, each exercisable for one share of Common Stock	CUENW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement.

On April 13, 2023, Cuentas, Inc. (“Cuentas”) signed an OPERATING AGREEMENT for Brooksville Development Partners, LLC (“Company”) entered into by Brooksville Development DE, LLC (the “Class A Member”), a Delaware limited liability company and Cuentas Inc, a Florida corporation, as well as Brooksville FL Partners, LLC, a Florida limited liability company (the “Class B Members,” together with the Class A Member, collectively the “Members”). Brooksville Development Partners, LLC (“Company”) is a Florida limited liability company with its principal place of business is at 19046 Bruce B Downs Blvd., #403, Tampa, FL 33647 or such other place or places as the Manager may hereafter determine, but that may not be outside the United States of America.

The purpose of the Company shall be to (a) acquire approval for a Multifamily property site for the development and sale of a residential apartment community consisting of approximately 364 units that are fully entitled and permitted for construction (the “Property”); and (b) such other activities as are related to or incidental to the foregoing (collectively the “Business”). The Company, acting by and through the Manager, shall have all powers necessary or advisable in connection with the foregoing, including, but not limited to, the power to (i) enter into agreements and execute documents and instruments, including leases, mortgages, evidences of indebtedness, construction, development, management, and other contracts; (ii) borrow money, and open and maintain bank accounts authorizing withdrawals on the signature of such one or more persons as the Manager may designate; (iii) sell or assign any or all assets of the Company; and (iv) execute such other documents and take such other actions as may be necessary or desirable from time to time to carry out any purpose authorized pursuant to this Section.

All real and personal property owned by the Company shall be owned by the Company as an entity, and the Members nor Manager shall not have any ownership interest in such property. Except as otherwise provided in this Agreement, the Company shall hold all of its real and personal property in the name of the Company and not in the name of the Members.

Contemporaneously with the execution of this Agreement, each Member has made an initial Capital Contribution (each, an “Initial Capital Contribution”) as set forth on Schedule A. The amount of $2,000,000.00 (Two Million Dollars) of the Class B Member’s (Cuentas, Inc.) Initial Capital Contribution shall be paid into title insurance escrow account upon execution of this Agreement and held in trust by the title agent “Title Agent” and shall be released from escrow by the Title Agent to fund the balance of the purchase price at the closing of the purchase fee simple title in the Vacant Land by the Company from Seller , free and clear of any liens, claims and encumbrances with the sole exception being the Republic Bank loan to fund the remaining purchase price. If the closing of the Vacant Land purchase does not occur within sixty (60) days of the execution of this Agreement, Title Agent shall immediately return the entire Two Million Dollars to Class B Member, Cuentas, Inc.

In addition to the Initial Capital Contributions of the Members, within one-hundred and twenty (120) days after the closing on the purchase of the Vacant Land, Manager shall submit to the Members the construction budget for the Development of the Project “Development”), and and the related documents, including without limitation, the design documents, all necessary permits and approvals by the relevant governmental entities necessary for the Development, general contractor construction contract, the term sheet of the proposed construction loan, setting forth the timing and comprehensive budget for the commencement and completion of the Development of the Project, and the detailed as completed estimated fair market value of the Project assuming either holding the Project for rental value or sale of the Project. The Members shall either agree in writing to fund the additional Capital Contributions to the Company (the “Additional Capital Contribution”) or elect to not go forward with the Development of the Project and sell the Vacant Land and distribute the proceeds under Article 5 of this Agreement.

If the Members elect to proceed with the Development of the Project, the Additional Capital Contribution shall be funded between Class B Members according to their agreed contributions which when funded shall be added to the respective contributing Members Capital Account Balance by the Members.

Subject to the limitations provided in this Agreement, the Manager shall have exclusive and complete authority and discretion to manage the operations and affairs of the Company and to make all decisions regarding the business of the Company. Any action taken by the Manager on behalf of the Company shall constitute the act of and serve to bind the Company. In dealing with the Manager acting on behalf of the Company, no Person shall be required to inquire into the authority of the Manager to bind the Company. Persons dealing with the Company are entitled to rely conclusively on the power and authority of the Manager as set forth in this Agreement.

The agreement includes certain Actions that require the written approval of the Members holding at least seventy-five percent (75%) of the Percentage Membership Interest. The agreement includes clauses for the removal, resignation and election of managers & officers.

The Company shall pay for all expenses incurred in connection with the operation of the Company’s business. The Manager shall keep, or shall cause to be kept, full, accurate, complete and proper books and records of all of the operations of the Company. For United States federal and (to the extent permitted by law) state and local income tax purposes, the Company shall be disregarded as an entity separate from the Members. If required, the agreement includes clauses for the potential dissolution, liquidation or termination of the company. The agreement also includes clauses for Indemnification and Advancement of Expenses and Limits on Liability of Members.

An Addendum signed on April 14, 2023 clarified that the Two Million Dollars to Close was deposited solely to fund a portion of the purchase price, and was not intended by the parties to serve as a deposit or additional deposit of any kind or nature under the Purchase and Sale Agreement (PSA), and is not subject to forfeiture as liquidated damages to Seller in the event Buyer fails to close under the PSA for whatever reason.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
10.1	Operating Agreement signed April 13, 2023
10.2	Addendum to Purchase and Sale Agreement signed April 14, 2023
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CUENTAS INC.

Date: April 19, 2023	By:	/s/ Shalom Arik Maimon
Shalom Arik Maimon
Chief Executive Officer

3